UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – August 7, 2018

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.
On August 9, 2018, SIFCO Industries, Inc. (the "Company" or "SIFCO") issued a press release announcing its financial results for its third quarter ended June 30, 2018. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item and in the accompanying exhibit shall not be deemed filed by SIFCO for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SIFCO specifically incorporates it by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 9, 2018, the Company announced that Thomas R. Kubera, the Company’s existing Interim Chief Financial Officer and Chief Accounting Officer, has been named Chief Financial Officer, effective August 7, 2018. Mr. Kubera, 58, has served in various positions at the Company since May 2014. Prior to joining the Company, Mr. Kubera spent nine years at Cleveland-Cliffs Inc. (previously known as Cliffs Natural Resources, Inc.), a mining and natural resources company, where he held various senior accounting roles, most recently as the Controller, Global Operations Services. The Company issued a press release announcing Mr. Kubera’s appointment, a copy of which is attached to this Report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Earnings Press Release dated August 9, 2018.
99.2 Press Release dated August 7, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: August 9, 2018
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)